Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports Fourth Quarter and
Full Year 2014 Results

MINNEAPOLIS, Feb. 12, 2015 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three months and year ended Dec. 31, 2014.

“2014 was a strong year for Capella,” said Kevin Gilligan, chairman and chief executive officer. “We achieved new enrollment growth and improved early cohort persistence in every quarter, and returned to annual total enrollment and revenue growth. We are entering 2015 with momentum and a great opportunity to begin a new period of sustained growth for Capella.”

For the three months ended Dec. 31, 2014:

•	Revenues were $108.4 million, compared to $106.0 million in the fourth quarter of 2013, an increase of 2.3 percent.

•
Capella University total active enrollment increased 2.5 percent to 36,309, new enrollment increased by 8.8 percent from fourth quarter 2013 and early cohort persistence improved by approximately 4 percent.

•	Operating income was $20.3 million, compared to $16.7 million for the same period in 2013. Operating margin was 18.7 percent, compared to 15.8 percent for the fourth quarter 2013.

•	Net income for the fourth quarter of 2014 was $12.3 million, compared to $10.0 million for the same period in 2013.

•	Net income per diluted share was $0.99, compared to $0.79 for the same period in 2013.

For the fiscal year ended Dec. 31, 2014:

•	Revenues increased by 1.5 percent to $422.0 million, compared to $415.6 million for the same period in 2013.

•
Operating income for 2014 was $64.1 million, or 15.2 percent of revenue, including 2nd quarter 2014 lease amendment charges of approximately $2.7 million, compared to $59.9 million, or 14.4 percent of revenue during 2013.

•	Net income was $37.9 million, or $3.03 per diluted share, compared to $35.2 million, or $2.80 per diluted share for 2013.

•	Capella University average quarterly total enrollment growth increased by 0.6 percent compared to 2013.

•	Total Capella University new enrollment for 2014 increased 8.7 percent from 2013.

Balance Sheet and Cash Flow

As of Dec. 31, 2014, the Company had cash and marketable securities of $167.1 million, compared to $160.2 million at Dec. 31, 2013, and no debt for the same periods.

Cash flow from operating activities for 2014 was $65.2 million compared to $69.3 million in 2013.

Dividend and Share Repurchases

The Company announced an increase in its quarterly cash dividend to $0.37 per outstanding share of common stock during the fourth quarter of 2014. The dividend was paid on Jan. 15, 2015.

The Company repurchased approximately 280,000 shares of Capella stock for total consideration of $17.3 million in fiscal year 2014. In the fourth quarter 2014, the Company repurchased approximately 45,000 shares of Capella stock for total consideration of $3.0 million. The remaining authorization as of the end of the fourth quarter was $32.0 million.

Outlook

For the first quarter ending March 31, 2015, Capella University new enrollment growth is expected to increase in the 13.0 to 15.0 percent range year-over-year. Total enrollment is expected to grow about 4.0 to 5.0 percent year-over-year, and consolidated revenue is expected to increase about 3.0 to 4.0 percent compared to first quarter 2014.

The consolidated operating margin is anticipated to be approximately 15.0 to 16.0 percent of total revenue for the first quarter of 2015.

“We believe we are in a good position to deliver performance improvements in 2015, including a few additional points of total enrollment and revenue growth as well as operating margin improvements,” said Steve Polacek, senior vice president and chief financial officer. “We will continue to invest in innovation and the future success of our learners as we further strengthen our position for long-term sustainable growth.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties that could cause the company's actual results to differ materially from historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation and gainful employment disclosures, certifications and program requirements; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; any governmental review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Minnesota Office of Higher Education or other state regulatory bodies, successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; successfully managing our PhD completion efforts; improving our conversion rate and effectively leveraging our brand-driven marketing strategy; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; improving our learner persistence and cohort retention rate; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company's results to differ materially from those contained in its forward-looking statements are included under, among others, the heading "Risk Factors" in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

Conference Call

Capella will discuss its fourth quarter 2014 results and outlook during a conference call scheduled today, Feb. 12, 2015, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 62256896. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com in the investor relations section. A replay of the call will be available starting on Feb. 12, 2015 through Feb. 19, 2015, at 855.859.2056 (domestic) or 404.537.3406 (international), conference ID# 62256896. It will also be archived at www.capellaeducation.com in the investor relations section.

About Capella Education Company

Founded in 1991, Capella Education Company (http://www.capellaeducation.com) is a leader in online education, primarily through our wholly owned subsidiary Capella University (http://www.capella.edu), a regionally accredited* online university with more than 36,000 learners as of Dec. 31, 2014. In addition, Capella Education Company offers online education through Resource Development International Ltd. (RDI) (http://www.rdi.co.uk), an independent provider of United Kingdom (UK) university distance learning qualifications. Capella Education Company also owns an innovative startup company called

Sophia (http://www.sophia.org) - a social teaching and learning platform that integrates education with technology.

*Capella University is accredited by The Higher Learning Commission.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of December 31, 2014	As of December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$94,003	$124,097
Marketable securities, current	29,619	18,342
Accounts receivable, net of allowance of $6,558 at December 31, 2014 and $7,091 at December 31, 2013	17,902	16,919
Prepaid expenses and other current assets	9,007	10,548
Deferred income taxes	2,809	2,846
Total current assets	153,340	172,752
Marketable securities, non-current	43,430	17,740
Property and equipment, net	37,246	39,993
Goodwill	16,961	16,969
Intangibles, net	1,927	2,795
Other assets	1,453	—
Total assets	$254,357	$250,249
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,832	$7,939
Accrued liabilities	23,410	33,164
Dividends payable	4,622	4,346
Income taxes payable	709	—
Deferred revenue	11,718	10,736
Total current liabilities	47,291	56,185
Deferred rent	2,440	3,221
Other liabilities	3,698	2,541
Deferred income taxes	5,894	6,283
Total liabilities	59,323	68,230

Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 12,243 at December 31, 2014 and 12,361 at December 31, 2013	122	124
Additional paid-in capital	112,417	104,546
Accumulated other comprehensive loss	(335)	(114)
Retained earnings	82,830	77,463
Total shareholders’ equity	195,034	182,019
Total liabilities and shareholders’ equity	$254,357	$250,249

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)
Revenues	$108,442	$105,985	$421,967	$415,623
Costs and expenses:
Instructional costs and services	45,530	45,906	185,503	183,757
Marketing and promotional	25,407	26,107	99,790	102,198
Admissions advisory	6,950	6,809	28,042	27,103
General and administrative	10,243	10,436	41,847	42,688
Lease amendment charges	—	—	2,690	—
Total costs and expenses	88,130	89,258	357,872	355,746
Operating income	20,312	16,727	64,095	59,877
Other income (expense), net	(166)	284	(725)	(179)
Income before income taxes	20,146	17,011	63,370	59,698
Income tax expense	7,821	6,995	25,427	24,495
Net income	$12,325	$10,016	$37,943	$35,203
Net income per common share:
Basic	$1.01	$0.81	$3.09	$2.84
Diluted	$0.99	$0.79	$3.03	$2.80
Weighted average number of common shares outstanding:
Basic	12,242	12,383	12,286	12,391
Diluted	12,508	12,697	12,535	12,566
Cash dividends declared per common share	$0.37	$0.35	$1.42	$0.35

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended December 31,
	2014	2013
	(Unaudited)
Operating activities
Net income	$37,943	$35,203
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	14,848	15,132
Depreciation and amortization	23,798	25,877
Amortization of investment discount/premium	1,843	768
Impairment of property and equipment	277	229
Loss on disposal of property and equipment	69	52
Share-based compensation	5,129	5,330
Excess tax benefits from share-based compensation	(547)	(310)
Deferred income taxes	(317)	(1,463)
Payment of contingent consideration	(906)	—
Changes in operating assets and liabilities
Accounts receivable	(15,843)	(16,141)
Prepaid expenses and other current assets	(754)	1,787
Accounts payable and accrued liabilities	(3,582)	4,578
Income tax payable	3,000	(1,826)
Deferred rent	(781)	(929)
Deferred revenue	1,011	1,062
Net cash provided by operating activities	65,188	69,349
Investing activities
Capital expenditures	(20,584)	(18,728)
Investment in partnership interest	(1,453)	—
Purchases of marketable securities	(64,308)	(22,426)
Maturities of marketable securities	25,415	7,885
Net cash used in investing activities	(60,930)	(33,269)
Financing activities
Excess tax benefits from share-based compensation	547	310
Net proceeds from exercise of stock options	5,599	3,452
Payment of dividends	(17,256)	—
Repurchases of common stock	(17,299)	(8,965)
Payment of contingent consideration	(5,945)	—
Net cash used in financing activities	(34,354)	(5,203)
Effect of foreign exchange rates on cash	2	—
Net increase (decrease) in cash and cash equivalents	(30,094)	30,877
Cash and cash equivalents at beginning of year	124,097	93,220
Cash and cash equivalents at end of year	$94,003	$124,097
Supplemental disclosures of cash flow information
Income taxes paid	$23,061	$27,486
Non-cash investing and financing activities:
Purchase of equipment included in accounts payable and accrued liabilities	$863	$775
Declaration of cash dividend to be paid	$4,587	$4,383

CAPELLA UNIVERSITY
Other Information

	December 31
Enrollment by Degree (a):	2014	2013	% Change
PhD/Doctoral	10,100	10,700	(5.6)%
Master's	15,700	14,931	5.2%
Bachelor's	9,500	8,828	7.6%
Other	1,009	973	3.7%
Total	36,309	35,432	2.5%

(a) Enrollment as of December 31, 2014 and 2013 is the enrollment as of the last day of classes for the quarter ended December 31, 2014 and 2013, respectively.